UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2016

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SunOpta Inc. (the “Company”) held an Annual and Special Meeting of Shareholders on May 10, 2016 (the “Meeting”). The matters voted upon at the Meeting included (1) the election of seven directors of the Company for the ensuing year; (2) the appointment of Deloitte LLP as the independent registered public accounting firm and auditor of the Company for the ensuing year and to authorize the Audit Committee of the Company to fix their remuneration; (3) a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers; (4) a proposal to ratify and confirm the Company’s Advance Notice By-Law No. 15 relating to advance notice of proposed nominations to the Company's board; (5) a proposal to ratify and confirm the Company’s Shareholder Rights Plan; and (6) a proposal to re-approve and amend the Company’s 2013 Stock Incentive Plan.

Our scrutineer reported the vote of the shareholders as follows:

1. Election of Directors

Director Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Jay Amato	49,542,237	1,637,270	0	9,354,568
Margaret Shan Atkins	41,038,230	10,141,277	0	9,354,568
Michael Detlefsen	50,152,349	1,027,158	0	9,354,568
Douglas Greene	49,632,873	1,546,634	0	9,354,568
Katrina Houde	41,566,470	9,613,037	0	9,354,568
Hendrik Jacobs	50,155,898	1,023,609	0	9,354,568
Alan Murray	40,807,975	10,371,532	0	9,354,568

2. Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,042,817	798,624	692,634	0

3. Advisory Resolution Regarding the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,113,263	9,572,841	493,403	9,354,568

4. Resolution to Confirm the Company’s Advance Notice By-Law No. 15

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,840,216	11,255,313	83,978	9,354,568

5. Resolution to Ratify and Confirm the Company’s Shareholder Rights Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,432,916	13,510,296	236,295	9,354,568

6. Resolution Re-Approving and Amending the Company’s 2013 Stock Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,290,552	11,771,871	117,084	9,354,568

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Jill Barnett
Jill Barnett
General Counsel & Corporate Secretary

Date:	May 12, 2016